UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2020

HumanCo Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39769	85-3357217
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
P.O. Box 90608 Austin, TX		78709
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 535-0440
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-half of one redeemable Warrant	HMCOU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	HMCO	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock, each at an exercise price of $11.50 per share	HMCOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2020, the Registration Statement on Form S-1 (File No. 333-250630) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of HumanCo Acquisition Corp. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On December 11, 2020, the Company consummated the IPO of 28,750,000 units (the “Public Units”), including 3,750,000 Public Units sold pursuant to the full exercise of the underwriter’s option to purchase additional Public Units to cover overallotments. Each Public Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $287,500,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●
an Underwriting Agreement, dated December 8, 2020, between the Company and Citigroup Global Markets Inc., as the underwriter, which contains customary representations and warranties by the Company, conditions to closing and indemnification obligations of the Company and the underwriter;

●
a Warrant Purchase Agreement, dated December 8, 2020, between the Company and HumanCo Acquisition Holdings, LLC (the “Sponsor”), pursuant to which the Sponsor purchased 8,075,000 private placement warrants (the “Private Placement Warrants”), each exercisable to purchase one share of Class A Common Stock at $11.50 per share, subject to adjustment, at a price of $1.00 per warrant;

●
a Unit Purchase Agreement, dated December 8, 2020, between the Company and CAVU Venture Partners III, LP (“CAVU”), pursuant to which CAVU purchased 2,500,000 private placement units (the “CAVU Units”), each consisting of one share of Class A Common Stock (the “CAVU Shares”) and one-half of one redeemable warrant (the “CAVUWarrants”);

●
a Warrant Agreement, dated December 8, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Public Warrants, the Private Placement Warrants and the CAVU Warrants (collectively, the “Warrants”); certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●
an Investment Management Trust Agreement, dated December 9, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO, certain of the proceeds of the sale of the Private Placement Warrants and the proceeds of the sale of the CAVU Units, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●
a Registration and Stockholder Rights Agreement, dated December 8, 2020, among the Company, the Sponsor, HMCO Acquisition, LLC (“HumanCo SPV”), CAVU and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, as well as certain transfer restrictions applicable to the Holders with respect to the Company securities they hold;

●
a Letter Agreement, dated December 8, 2020, among the Company, the Sponsor, HumanCo SPV, CAVU and each of the Company’s officers and directors, pursuant to which each of the initial stockholders have agreed to vote any shares of Class A Common Stock held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months or such longer period as is approved by the Company’s stockholders; to certain transfer restrictions with respect to the Company’s securities; and, as to the Sponsor, certain indemnification obligations;

●
Indemnification Agreements, each dated December 8, 2020, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 10.2, 4.1, 10.3, 10.4, 10.5 and 10.6, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Public Units, the Company consummated the private placement of 8,075,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $8,075,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are identical to the Public Warrants, except that, if held by the Sponsor or its permitted transferees, they (i) are not subject to being called for redemption under certain redemption scenarios (except in certain redemption scenarios when the price per share of Class A Common Stock equals or exceeds $10.00 (as adjusted)), (ii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination, (iii) may be exercised for cash or on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by, the Warrant Agreement.

In addition, simultaneously with the consummation of the IPO and the issuance and sale of the Public Units, the Company consummated the private placement of 2,500,000 CAVU Units at a price of $10.00 per CAVU Unit, generating gross proceeds of $25,000,000 (the “CAVU Private Placement”). The CAVU Units, which were purchased by CAVU, are identical to the Public Units, except that (i) subject to certain limited exceptions, the CAVU Shares and CAVU Warrants will be subject to transfer restrictions consistent with the restrictions applicable to the Company’s shares of Class B common stock, $0.0001 par value per share (the “Founder Shares”), and the Private Placement Warrants, respectively, and (ii) they will be entitled to registration rights. The CAVU Warrants have been issued pursuant to, and are governed by, the Warrant Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2020, in connection with the IPO, Rohan Oza, Katrina Cole, John Foraker, Dean Hollis and Brian Kelley (the “New Directors” and, collectively with Jason H. Karp and Ross Berman, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective December 8, 2020, each of Mr. Foraker, Mr. Hollis and Mr. Kelley was also appointed to the Board’s Audit Committee and each of Ms. Cole, Mr. Foraker and Mr. Hollis was also appointed to the Compensation Committee, with Mr. Foraker serving as chair of the Audit Committee and  Ms. Cole serving as chair of the Compensation Committee.

HumanCo SPV and CAVU have the right to designate two directors and one director, respectively, for nomination to the Board. Mr. Karp and Mr. Berman were appointed as HumanCo’s initial designees and Mr. Oza was appointed as CAVU’s initial designee.

In November 2020, the Sponsor transferred 25,000 shares of the Founder Shares to each of Ms. Cole, Mr. Foraker, Mr. Hollis and Mr. Kelley, 75,000 Founder Shares to Mr. Berman, 25,000 Founder Shares to Amy Zipper, the Company’s Chief Operating Officer, and 10,000 Founder Shares to a financial analyst.

The Company will reimburse its officers and directors for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

The disclosure in Item 1.01 above is incorporated in this Item 5.02.

Other than the foregoing, none of the Directors is party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03 Amendments to Certificate of Incorporation.

On December 7, 2020, the Company’s Amended and Restated Certificate of Incorporation became effective. The Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 8.01 Other Events.

A total of $312,500,000 of the net proceeds from the IPO, the Private Placement and the CAVU Private Placement (which includes the underwriters’ deferred discount of $10,062,500) was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares and CAVU Shares if the Company does not complete its initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares and CAVU Shares if the Company has not completed its initial business combination within 24 months from the closing of the IPO, subject to applicable law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated December 8, 2020, between the Company and Citigroup Global Markets Inc., as the underwriter

3.1	Amended and Restated Certificate of Incorporation

4.1	Warrant Agreement, dated December 8, 2020, between the Company and Continental Stock Transfer & Trust Company

10.1	Warrant Purchase Agreement, dated December 8, 2020, between the Company and HumanCo Acquisition Holdings, LLC

10.2	Unit Purchase Agreement, dated December 8, 2020, between the Company and CAVU Venture Partners III, LP

10.3	Investment Management Trust Agreement, dated December 9, 2020, between the Company and Continental Stock Transfer & Trust Company

10.4
Registration and Stockholder Rights Agreement, dated December 8, 2020, among the Company, HumanCo Acquisition Holdings, LLC, HMCO Acquisition, LLC, CAVU Venture Partners III, LP and the other Holders (as defined therein) signatory thereto

10.5	Letter Agreement, dated December 8, 2020, among the Company, HumanCo Acquisition Holdings, LLC, HMCO Acquisition, LLC, CAVU Venture Partners III, LP and each of the Company’s officers and directors

10.6	Form of Indemnification Agreement, dated December 8, 2020, between the Company and each of the officers and directors of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2020

HumanCo Acquisition Corp.

By:	/s/ Ross Berman
Name:	Ross Berman
Title:	Chief Executive Officer